EXHIBIT 10.3(b)

ADTRAN, INC.

AMENDED AND RESTATED
1995 DIRECTORS STOCK OPTION PLAN

ARTICLE 1

Purpose

1.1               General Purpose. The purpose of this Plan is to further the growth and development of the Company by encouraging Directors who are not employees of the Company to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue to serve as Directors and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting persons of outstanding quality to service on the Board and on the board of directors of parent and subsidiary corporations of the Company.

1.2               Intended Tax Effects of Options. It is intended that the tax effects of any NQSO (as hereinafter defined) granted hereunder should be determined under Code §83.

ARTICLE 2

Definitions

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1               1933 Act shall mean the Securities Act of 1933, as amended.

2.2               1934 Act shall mean the Securities Exchange Act of 1934, as amended.

2.3               Beneficiary shall mean, with respect to an Optionee, the Person or Persons to whom the Optionee’s Option shall be transferred upon the Optionee’s death (i.e., the Optionee’s Beneficiary).

(a)    Designation of Beneficiary. An Optionee’s Beneficiary shall be the Person who is last designated in writing by the Optionee as such Optionee’s Beneficiary hereunder. An Optionee shall designate his or her original Beneficiary in writing on his or her Option Agreement. Any subsequent modification of the Optionee’s Beneficiary shall be in a written executed and notarized letter addressed to the Company and shall be effective when it is received and accepted by the Committee, determined in the Committee’s sole discretion.

(b)    No Designated Beneficiary. If, at any time, no Beneficiary has been validly designated by an Optionee, or the Beneficiary designated by the Optionee is no longer living or in existence at the time of the Optionee’s death, then the Optionee’s Beneficiary shall be deemed to be the individual or individuals in the first of the following classes of individuals with one or members of such class surviving or in existence as of the Optionee’s death, and in the absence thereof, the Optionee’s estate: the Optionee’s surviving spouse; or the Optionee’s then living lineal descendants, per stirpes.

(c)    Designation of Multiple Beneficiaries. An Optionee may, consistent with subsection (a) above, designate more than one Person as a Beneficiary if, for each such Beneficiary, the Optionee also designates a percentage of the Optionee’s Options to be transferred to such Beneficiary upon the Optionee’s death. Unless otherwise specified by the Optionee, any designation by the Optionee of multiple Beneficiaries shall be interpreted as a designation by the Optionee that each such Beneficiary (to the extent such Beneficiary is alive or in existence as of the Optionee’s date of death) should be entitled to an equal percentage of the Optionee’s Options. Each Beneficiary shall have complete and non-joint rights with respect to the portion of an Optionee’s Options to be transferred to such Beneficiary upon the Optionee’s death.

(d)    Contingent Beneficiaries. An Optionee may designate one or more contingent Beneficiaries to receive all or a portion of the Optionee’s Option in the event that one or more of the Optionee’s original Beneficiaries should predecease the Optionee; otherwise, in the event that one or more Beneficiaries predeceases the Optionee, then the individual or individuals specified in subsection (b) above shall take the place of each such deceased Optionee’s Beneficiary.

2.4               Board shall mean the Board of Directors of the Company.

2.5               Cause shall mean an act or acts by an individual involving personal dishonesty, incompetence, willful misconduct, moral turpitude, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, the breach of any contract with the Company, the unlawful trading in the securities of the Company or of another corporation based on information gained as a result of the performance of services for the Company, a felony conviction or the failure to contest prosecution for a felony, embezzlement, fraud, deceit or civil rights violations, any of which acts causing the Company or any subsidiary liability or loss, as determined by the Committee in its sole discretion.

2.6               Change of Control shall mean the occurrence of any one of the following events:

(a)    Acquisition By Person of Substantial Percentage. The acquisition by a Person (including “affiliates” and “associates” of such Person, but excluding the Company, any “parent” or “subsidiary” of the Company, or any employee benefit plan of the Company or of any “parent” or “subsidiary” of the Company) of a sufficient number of shares of the Common Stock, or securities convertible into the Common Stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any “parent” or “subsidiary” of the Company, to constitute the Person the actual or beneficial owner of greater than 50% of the Common Stock; or

(b)    Disposition of Assets. Any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company or of any “subsidiary” of the Company to a Person described in subsection (a) above.

For purposes of this Section, the terms “affiliate,” “associate,” “parent” and “subsidiary” shall have the respective meanings ascribed to such terms in Rule 12b-2 under Section 12 of the 1934 Act.

2.7               Code shall mean the Internal Revenue Code of 1986, as amended.

2.8               Committee shall mean the committee appointed by the Board to administer and interpret the Plan in accordance with Article 3 below.

2.9               Common Stock shall mean the common stock, par value $0.01 per share, of the Company.

2.10             Company shall mean ADTRAN, Inc., and shall also mean any parent or subsidiary corporation of ADTRAN, Inc. unless the context clearly indicates otherwise.

2.11             Director shall mean an individual who is serving as a member of the Board (i.e., a director of the Company) or who is serving as a member of the board of directors of a parent or subsidiary corporation of the Company.

2.12             Disability shall mean, with respect to an individual, the total and permanent disability of such individual as determined by the Committee in its sole discretion.

2.13             Effective Date shall mean October 31, 1995, subject to shareholder approval. See Article 9 herein.

2.14             Fair Market Value of the Common Stock as of a date of determination shall mean the following:

(a)    Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on The Nasdaq National Market on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or National Market System on the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the date of determination.

(b)    Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the National Market System but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

(c)    Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the National Market System and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.

The Committee’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

2.15             NQSO shall mean an option to which Code §421 (relating generally to certain incentive stock options and other options) does not apply.

2.16             Option shall mean NQSO’s granted to individuals pursuant to the terms and provisions of this Plan.

2.17             Option Agreement shall mean a written agreement, executed and dated by the Company and an Optionee, evidencing an Option granted under the terms and provisions of this Plan, setting forth the terms and conditions of such Option, and specifying the name of the Optionee and the number of shares of stock subject to such Option.

2.18             Option Price shall mean the purchase price of the shares of Common Stock underlying an Option.

2.19             Optionee shall mean an individual who is granted an Option pursuant to the terms and provisions of this Plan.

2.20             Person shall mean any individual, organization, corporation, partnership, trust or other entity.

2.21             Plan shall mean this ADTRAN, Inc. 1995 Directors Stock Option Plan.

ARTICLE 3

Administration

3.1               General Administration. The Plan shall be administered and interpreted by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority (to the extent that such authority does not disqualify the Plan from being a “formula plan” within the meaning of paragraph (c)(2)(ii) of Rule 16b-3 of the 1934 Act) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements by which Options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

3.2               Appointment. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more directors.

3.3               Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times, in such manner and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

3.4               Indemnification. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

ARTICLE 4

Stock

The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 200,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option again may become subject to Options under the Plan.

ARTICLE 5

Eligibility to Receive and Grant of Options

5.1               Individuals Eligible for Grants of Options. The individuals eligible to receive Options hereunder shall be solely those individuals who are Directors and who are not employees of the Company or any parent or subsidiary corporation of the Company. Such Directors shall receive Options hereunder in accordance with the provisions of Section 5.2 below.

5.2               Grant of Options. Options shall be granted to those Directors who are eligible under Section 5.1 above in accordance with the following formulas:

(a)    Option Upon Initially Becoming a Director. Upon initially becoming a Director, an individual shall, subject to subsection (c) below, be granted an Option to purchase 10,000 shares of Common Stock, with such Option subject to the provisions of Article 6 below. The Options granted under this subsection (a) shall be evidenced by the Option Agreement shown in Exhibit A. The Options granted under this subsection (a) shall not be granted to a Director who has previously served as a Director and who is again becoming a Director, but shall only be granted upon an individual’s initially becoming a Director.

(b)    Option Upon Commencement of Term. As of December 31 of each calendar year following the calendar year in which a Director receives a grant of Options under subsection (a) above, an individual shall, if such individual is a Director as of such date and subject to subsections (c) and (d) below, be granted an Option to purchase 5,000 shares of Common Stock, with such Option subject to the provisions of Article 6 below. Options granted under this subsection (b) shall be evidenced by the Option Agreement shown in Exhibit B.

(c)    Transitional Rules. No individual who is serving as a Director as of the Effective Date of this Plan shall be entitled to any Options under subsection (b) above until the December 31 next following the Effective Date. Each Director as of the Effective Date shall be granted Options under the terms and provisions of subsection (a) above as of the Effective Date as if such Director had initially become a Director on the Effective Date. Options granted under this subsection (c) shall be evidenced by the Option Agreement shown in Exhibit A.

(d)    Rules Against Double Granting of Options for Simultaneous Service. Notwithstanding any provision of this Section to the contrary, an individual shall not be granted an Option to purchase more than 2,000 shares as of any December 31 under the provisions of subsection (b) above.

ARTICLE 6

Terms and Conditions of Options

Options granted hereunder and Option Agreements shall comply with and be subject to the following terms and conditions:

6.1               Requirement of Option Agreement. Upon the grant of an Option hereunder, the Committee shall prepare (or cause to be prepared) an Option Agreement. The Committee shall present such Option Agreement to the Optionee. Upon execution of such Option Agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date of grant. The failure of the Optionee to execute the Option Agreement within 30 days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void ab initio.

6.2               Optionee and Number of Shares. Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains, the Option Price, the Beneficiary of the Optionee and the date as of which the Option was granted under this Plan.

6.3               Vesting. Each Option shall first become exercisable (i.e., vested) with respect to the shares subject to such Option as of the first anniversary of the date the Option is granted. Prior to said date, the Option shall be unexercisable in its entirety. Notwithstanding the foregoing, all Options granted to an Optionee shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon the Optionee’s becoming Disabled (within the meaning of Section 2.12 hereof) or upon his death or upon a Change in Control. Other than as provided in the preceding sentences, if an Optionee ceases to be a Director of the Company, his rights with regard to all non-vested Options shall cease immediately.

6.4               Option Price. The Option Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the Option is granted. Upon execution of an Option Agreement by both the Company and Optionee, the date as of which the Option was granted under this Plan as noted in the Option Agreement shall be considered the date on which such Option is granted.

6.5               Terms of Options. Terms of Options granted under the Plan shall commence on the date of grant and shall expire ten years from the date the Option is granted. No Option shall be granted hereunder after ten years from the earlier of the date the Plan is approved by the shareholders, or the date the Plan is adopted by the Board.

6.6               Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if such total is less than 100 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee.

6.7               Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 8.1. The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

6.8               Medium and Time of Payment.

(a)    The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee (or his Beneficiary as provided in subsection (c) of Section 6.9), shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank or a federally chartered thrift institution (or guaranteed or notarized in such other manner as the Committee may require) or by instructing the Company to retain shares of Common Stock upon the exercise of the Option with a Fair Market Value equal to the exercise price as payment; or (C) by a combination of (A) and (B).

(b)    If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash, other property or services, as provided in subsection (a) above.

6.9               Effect of Termination of Service, Disability or Death. Except as provided in subsections (a), (b) and (c) below, no Option shall be exercisable unless the Optionee thereof shall have been a Director from the date of the granting of the Option until the date of exercise.

(a)    Termination of Service. In the event an Optionee ceases to be a Director for any reason other than death or Disability, any Option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of  the expiration date of the Option,  three months after the date the Optionee ceases to be a Director or the date on which the Company gives notice to such Optionee of termination of his service as a Director if service is terminated by the Company or by its shareholders for Cause (an Optionee’s resignation in anticipation of termination of service by the Company or by its shareholders for Cause shall constitute a notice of termination by the Company). Notwithstanding the foregoing, in the event that an Optionee’s service as a Director terminates for a reason other than death or Disability at any time after a Change of Control, the term of all Options of that Optionee shall be extended through the end of the three-month period immediately following the date of such termination of service. Prior to the earlier of the dates specified in the preceding sentences of this subsection (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of service as a Director.

(b)    Disability. Upon the termination of an Optionee’s service as a Director due to Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of the expiration date of such Option, or one year after the date on which such Optionee ceases to be a Director due to Disability. Prior to the earlier of such date, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee’s service as a Director ceases due to Disability.

(c)    Death. In the event of the death of the Optionee  while he is a Director,  within three months after the date on which such Optionee’s service as a Director is terminated (for a reason other than

Cause) as provided in subsection (a) above, or within one year after the date on which such Optionee’s service as a Director terminated due to his Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by the Optionee’s Beneficiary at any time prior to the expiration of one year from the date of death of such Optionee, but in no event later than the date of expiration of the option period. Such exercise shall be effected pursuant to the terms of this Section as if such Beneficiary is the named Optionee.

6.10             Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except by transfer to a Beneficiary upon the death of the Optionee, and any purported transfer (other than as excepted above) shall be null and void. After the death of an Optionee and upon the death of the Optionee’s Beneficiary, an Option shall be transferred only by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him; provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee’s legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

6.11             Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by his Option until date of the issuance of the shares to him and only after the Option Price of such shares is fully paid. Unless specified in Article 7, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

6.12             No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

ARTICLE 7

Adjustments Upon Changes in Capitalization

7.1               Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

(a)    The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Options under the Plan, and in the number and kind of shares granted under Section 5.2.

(b)    The Committee also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward.

(c)    If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants.

7.2               Reorganization. Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which does not constitute a Change of Control, and if the agreement memorializing such reorganization so provides, any Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Option would have been entitled. If such agreement does not so provide, any or all Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days’ notice to the Optionees to whom such Options have been granted.

7.3               Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Committee shall give each Optionee written notice of such event at least ten days prior to its effective date, and the rights of all Optionees shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).

7.4               Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option, except as specifically provided otherwise in this Article. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Article shall be conclusive.

ARTICLE 8

Agreement by Optionee and Securities Registration

8.1               Agreement. If, in the opinion of counsel to the Company, such action is necessary or desirable, no Options shall be granted to any Optionee, and no Option shall be exercisable, unless, at the time of grant or exercise, as applicable, such Optionee (i) represents and warrants that he will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock. The Optionee shall, upon the request of the Committee, execute and deliver to the Company an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Optionee did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Option or by the exercise of the Option. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

The shares by this certificate [have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and] are held by an “affiliate” (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of the Corporation. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission rule 144, or (iii) upon the issuance to the Corporation of a favorable opinion of counsel or the submission to the Corporation of such other evidence as may be satisfactory to the Corporation that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceeding restrictions will not be recognized by the Corporation, nor will any transferee by recognized as the owner thereof by the Corporation.

If the Common Stock is (A) held by an Optionee who ceases to be an “affiliate,” as that term is defined in Rule 144 of the 1933 Act, or (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in Section 8.2, the Committee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

8.2               Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Options have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee. In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange or on The Nasdaq National Market at the time of the exercise of any Option, the Company shall make prompt application at its own expense for the listing on such stock exchange or The Nasdaq National Market of the shares of Common Stock to be issued.

ARTICLE 9

Effective Date

The Plan shall be effective as of the Effective Date, and no Options shall be granted hereunder prior to said date. Adoption of the Plan shall be approved by the shareholders of the Company at the earlier of (i) the annual meeting of the shareholders of the Company which immediately follows the date of the first grant or award of Options hereunder, or (ii) 12 months after the adoption of the Plan by the Board. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s articles or certificate of incorporation and bylaws and by applicable law; provided, however, such shareholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the 1934 Act. Failure to obtain such approval shall render the Plan and any Options granted hereunder null and void ab initio.

ARTICLE 10

Amendment and Termination

10.1             Amendment and Termination By the Board. Subject to Section 10.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination.

10.2             Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 10.1 above, the following restrictions shall apply to the Board’s authority under Section 10.1 above:

(a)    Prohibition Against Adverse Affects on Outstanding Options. No addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of the Optionees who have outstanding Options without the consent of such Optionees;

(b)    Shareholder Approval Required for Certain Modifications. No modification or amendment of the Plan may be made without the prior approval of the shareholders of the Company if such modification or amendment would cause the applicable portions of the Plan to fail to qualify as an ISO plan pursuant to Code §422, such modification or amendment would materially increase the benefits accruing to participants under the Plan, such modification or amendment would materially increase the number of securities which may be issued under the Plan, or such modification or amendment would materially modify the requirements as to eligibility for participation in the Plan. Clauses (ii), (iii) and (iv) of the preceding sentence shall be interpreted in accordance with the provisions of paragraph (b)(2) of Rule 16b-3 of the 1934 Act. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s articles or certificate of incorporation and bylaws and by applicable law; provided, however, that for modifications described in clauses (ii), (iii) and (iv) above, such shareholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the 1934 Act as required by paragraph (b)(2) of Rule 16b-3 of the 1934 Act; and

(c)    Six Month Restriction on Amendments. No provision of this Plan may be modified or amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder. The preceding sentence shall be interpreted in accordance with the provisions of paragraph (c)(ii)(B) of Rule 16b-3 of the 1934 Act.

ARTICLE 11

Miscellaneous Provisions

11.1             Application of Funds. The proceeds received by the Company from the sale of the Common Stock subject to the Options granted hereunder will be used for general corporate purposes.

11.2             Notices. All notices or other communications by an Optionee to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

11.3             Term of Plan. Subject to the terms of Article 10, the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option, or (ii) the last date upon which Options may be granted hereunder.

11.4             Compliance with Rule 16b-3. This Plan is intended to be in compliance with the requirements of Rule 16b-3 as promulgated under Section 16 of the 1934 Act.

11.5             Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Alabama.

11.6             Additional Provisions By Committee. The Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option, as the Committee shall deem advisable; provided, such authority may not disqualify the Plan from being a “formula plan” within the meaning of paragraph (c)(2)(ii) of Rule 16b-3 of the 1934 Act.

11.7             Plan Document Controls. In the event of any conflict between the provisions of an Option Agreement and the Plan, the Plan shall control.

11.8             Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

11.9             Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

11.10           Legal References. Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

11.11           No Rights to Perform Services. Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to perform services for the Company or any parent or subsidiary corporation of the Company.

11.12           Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

ADOPTED BY BOARD OF DIRECTORS EFFECTIVE AS OF OCTOBER 31, 1995

APPROVED BY SHAREHOLDERS ON APRIL 19, 1996

FIRST AMENDMENT ADOPTED BY BOARD OF DIRECTORS
EFFECTIVE AS OF APRIL 20, 1999

SECOND AMENDMENT ADOPTED BY BOARD OF DIRECTORS
EFFECTIVE AS OF JULY 15, 1999

AMENDED AND RESTATED PLAN ADOPTED BY BOARD OF DIRECTORS
EFFECTIVE AS OF JANUARY 13, 2000

FIRST AMENDMENT TO AMENDED AND RESTATED PLAN
ADOPTED BY BOARD OF DIRECTORS
EFFECTIVE AS OF DECEMBER 20, 2001

SECOND AMENDMENT TO AMENDED AND RESTATED PLAN
ADOPTED BY THE BOARD OF DIRECTORS
EFFECTIVE AS OF MARCH 18, 2003

FIRST AMENDMENT TO THE
ADTRAN, INC. AMENDED AND RESTATED
1995 DIRECTORS STOCK OPTION PLAN

This FIRST AMENDMENT to the ADTRAN, INC. AMENDED AND RESTATED 1995 DIRECTORS STOCK OPTION PLAN (the “Plan”), made by ADTRAN, Inc. (the “Company”) is effective as of December 20, 2001;

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan for the benefit of its non-employee directors;

WHEREAS, the Company implemented the Plan to encourage its non-employee directors to obtain a proprietary interest in the Company, to provide those directors with an added incentive to continue service as directors and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company;

WHEREAS, due to market fluctuations, the exercise prices of many of the options granted to non-employee directors under the Plan are not significantly higher than current value, and the optionees holding those options are unlikely to be motivated by the opportunities generally presented by the grant of stock options;

WHEREAS, the Company wishes to recapture the value of stock options for its non-employee directors in order to further the purposes of the Plan;

WHEREAS, the Company intends to implement a program to offer its non-employee directors (as well as others) the opportunity to surrender certain previously granted stock options and receive a smaller number of new options granted under the Plan and the Company’s other stock option plans at current market prices;

WHEREAS, in order to permit the Company’s non-employee directors to participate in the option exchange offer, the Company wishes to amend the Plan at this time;

WHEREAS, Article 10 of the Plan allows the Board of Directors to amend the Plan at any time, subject to shareholder approval of any amendment which would materially increase the benefits accruing to participants under the Plan, and certain other restrictions not applicable in this instance; and

WHEREAS, the Board of Directors, after consulting with counsel, determined this First Amendment to the Plan, does not materially increase the benefits accruing to participants under the Plan;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.             A new Section 2.13A shall be added between Sections 2.13 and 2.14 of the Plan, to read as follows:

“2.13A        Exchange Offer shall mean that certain Offer to Exchange dated January 28, 2002, as set forth in the Schedule TO to be filed with the Securities and Exchange Commission under Rule 13e-4 of the 1934 Act.”

2.             The first sentence of Section 5.2(b) of the Plan shall be amended to read as follows:

“Option Upon Commencement of Term. Except as provided in Section 5.3(a) below, as of December 31 of each calendar year following the calendar year in which a Director receives a grant of Options under subsection (a) above, an individual shall, if such individual is a Director as of such date and subject to subsections (c) and (d) below, be granted an Option to purchase 5,000 shares of Common Stock, with such Option subject to the provisions of Article 6 below.”

3.             To conform Section 5.2(d) of the Plan to the amendments effective as of April 20, 1999, Section 5.2(d) shall be amended by striking “2,000” and by substituting “5,000” in lieu thereof.

4.             A new Section 5.3 shall be added to the Plan as follows:

“5.3             Option Exchange. Notwithstanding anything in this Plan to the contrary, each individual who is a Director as of December 31, 2001 shall receive a grant of Options pursuant to subsection (a) below, and may be eligible for a grant of Options pursuant to subsection (b) below under the terms of the Exchange Offer:

(a)    Elimination of 2001 Grants. No grants shall be made to Directors under Section 5.2(b) above as of December 31, 2001. Any individual who would otherwise have received a grant under Section 5.2(b) shall instead receive a grant as follows: (i) for any Director who elects to participate in the Exchange Offer, as of the date that such Director receives a grant of Options under subsection (b) below, such individual shall, if such individual is a Director as of such date, be granted an Option to purchase 5,000 shares of Common Stock, with such Option subject to the provisions of Article 6 below; or (ii) for any Director who elects not to participate in the Exchange Offer, as of the date that is one business day after termination of the Exchange Offer, such individual shall, if such individual is a Director as of such date, be granted an Option to purchase 5,000 shares of Common Stock, with such Option subject to the provisions of Article 6 below. No Director shall be granted an Option to purchase more than 5,000 shares under the provisions of this subsection.

(b)    Option Grants. As of a date that is within the 30-day period beginning on the first business day which is at least six months and two days after the date on which Options are cancelled under the Exchange Offer, for each eligible Option that a Director tenders and the Company accepts for exchange pursuant to the terms of the Exchange Offer, such Director shall, if the individual is a Director as of such date, be granted an Option to purchase a number of shares of Common Stock equal to three shares for every four shares that were subject to the tendered Option plus additional shares equal to the remaining number of shares if the number tendered is not divisible by four, as provided under the terms of the Exchange Offer. Such grant shall be subject to the provisions of Article 6 below.”

5.             The first sentence of Section 6.3 shall be amended in its entirety as follows:

“Each Option shall first become exercisable with respect to the shares subject to such Option as of the first anniversary of the date the Option is granted; provided, any Option granted under Section 5.3(b) as a result of the Exchange Offer shall be 100% exercisable immediately upon the date of grant.”

6.             Section 6.5 shall be amended in its entirety as follows:

“6.5             Terms of Options. Terms of Options granted under the Plan shall commence on the date of grant and shall expire ten years from the date the Option is granted. Notwithstanding the foregoing, the term of any Option granted under Section 5.3(b) as a result of the Exchange Offer shall commence on the date of grant and shall expire on the expiration date of the Option that was tendered in exchange for such Option pursuant to the terms of the Exchange Offer. No Option shall be granted hereunder after ten years from the earlier of (a) the date the Plan is approved by the shareholders, or (b) the date the Plan is adopted by the Board.”

7.             Section 10.2(b) shall be amended in its entirety as follows:

“(b)  Shareholder Approval Required for Certain Modifications. No modification or amendment of the Plan may be made without the prior approval of the shareholders of the Company if (i) such modification or amendment would materially increase the benefits accruing to participants under the Plan, (ii) such modification or amendment would materially increase the number of securities which may be issued under the Plan, or (iii) such modification or amendment would materially modify the requirements as to eligibility for participation in the Plan. Clauses (i), (ii) and (iii) of the preceding sentence shall be interpreted in accordance with the provisions of paragraph (b)(2) of Rule 16b-3 promulgated under the 1934 Act, as such rule was in effect on August 14, 1996. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s articles or certificate of incorporation and bylaws and by applicable law; provided, however, that for modifications described in clauses (i), (ii) and (iii) above, such shareholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the 1934 Act as required by paragraph (b)(2) of Rule 16b-3 of the 1934 Act; and”

8.             Section 10.2(c) shall be deleted.

9.             All other provisions of the Plan not inconsistent herewith shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Amended and Restated Plan to be executed by its duly authorized officer.

ADTRAN, INC.
By:	/s/ JAMES E. MATTHEWS

James E. Matthews Senior Vice President – Finance and Administration and Chief Financial Officer

SECOND AMENDMENT
TO THE ADTRAN, INC.
AMENDED AND RESTATED
1995 DIRECTORS STOCK OPTION PLAN

This Second Amendment to the ADTRAN, Inc. Amended and Restated 1995 Directors Stock Option Plan (the “Plan”) is made and entered into this 18th day of March, 2003, by ADTRAN, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan, which is administered by a committee appointed by the Board of Directors of the Company (the “Board”), to provide for grants of options to non-employee members of the Board; and

WHEREAS, in accordance with Section 13 of the Securities Exchange Act of 1934, as amended, and guidance issued thereunder, the Board has determined that it is advisable to amend the Plan to eliminate provisions permitting an optionee to pay the exercise price of an option by instructing the Company to retain shares of common stock of the Company upon the exercise of an option under the Plan with a fair market value equal to the exercise price; and

WHEREAS, Article 10 of the Plan permits the Board to amend the Plan at any time, subject to consent of the outstanding optionees for any amendment that would adversely affect, in any way, the rights of such optionees; and

WHEREAS, the Board adopted resolutions approving the Second Amendment, on March 18, 2003;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

Effective as of March 18, 2003, Section 6.8 of the Plan shall be amended to read as follows:

1.

“6.8             Medium and Time of Payment.

(a)    The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee (or his Beneficiary as provided in subsection (c) of Section 6.9), shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock evidencing that the shares have been owned by the Optionee for at least six months duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank or a federally chartered thrift institution (or guaranteed or notarized in such other manner as the Committee may require); or (C) by a combination of (A) and (B).

(b)    If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash, as provided in subsection (a) above.”

2.

Except as specifically amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Second Amendment on the date first set forth above.

ADTRAN, INC.
By:	/s/ JAMES E. MATTHEWS

James E. Matthews Senior Vice President – Finance and Administration and Chief Financial Officer